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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): October 3, 1996



                        THE IMMUNE RESPONSE CORPORATION
             (Exact name of registrant as specified in its charter)


                         Commission file number 0-18006

            DELAWARE                                  33-0255679
  (State or other jurisdiction of        (IRS Employer Identification Number)
  incorporation or organization)

                     5935 DARWIN COURT, CARLSBAD, CA 92008
                    (Address of principal executive offices)
                                   (Zip Code)



                                 (619) 431-7080
              (Registrant's telephone number, including area code)

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                        THE IMMUNE RESPONSE CORPORATION


                                    FORM 8-K


                                 CURRENT REPORT


                               TABLE OF CONTENTS






Item 5.  Other Events


Signature





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ITEM 5.         OTHER EVENTS

        On October 7, 1996 The Immune Response Corporation (the "Company") announced that it had entered into a Development, License and Distribution Agreement (the "Agreement") with Viru-Tech Limited ("Viru-Tech"), a Jersey, Channel Islands corporation, relating to the development, and if approved for commercialization, the marketing and distribution of REMUNE(TM), the Company's immune-based therapy for the treatment of Human Immunodeficiency Syndrome ("HIV").

        Pursuant to the Agreement, the Company granted to Viru-Tech the right to develop, and if approved for commercialization, to market and distribute REMUNE in Central and South America (the "Territory"). The Agreement specifies that Viru-Tech is to be responsible for the cost of conducting human clinical trials and taking such other actions as are necessary in order to market and distribute REMUNE in the Territory. The Company will provide REMUNE for use in any required clinical trials. In exchange, the Company will receive a pre-set price per syringe of REMUNE if approved for distribution in the Territory.

        In connection with the Agreement, the Company and Viru-Tech also entered into a Stock Purchase Agreement, pursuant to which Viru-Tech purchased $3 million of the Company's Common Stock at a price of $12.77 per share, which reflected a 50% premium to the average market price of such stock, calculated by reference to the twenty trading days ending five days prior to the closing date of the Stock Purchase Agreement.




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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            THE IMMUNE RESPONSE CORPORATION


Date: October 10, 1996                       /s/ Steven W. Brostoff, Ph.D.
                                       -----------------------------------------
                                                 Steven W. Brostoff, Ph.D.
                                                 Vice President, Research
                                                 and Development and Chief
                                                     Scientific Officer




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